UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013

Prothena Corporation plc

(Exact name of registrant as specified in its charter)

Ireland

(State or other jurisdiction of incorporation)

001-35676 (Commission File Number)	Not Applicable (IRS Employer Identification Number)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 837-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information in Item 2.02 of this Current Report and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This Item 2.02 may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 2.02 of this Current Report.

On March 28, 2013, Prothena Corporation plc (“Prothena” or “Parent”) announced its financial results for its fourth quarter and year ended December 31, 2012 in the press release attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Tran Nguyen as Chief Financial Officer

On March 25, 2013, Prothena announced the appointment of Tran Nguyen, age 39, as its Chief Financial Officer, effective as of March 25, 2013 pursuant to the terms of an employment offer letter (the “Nguyen Offer Letter”), dated March 20, 2013, between Mr. Nguyen and Prothena Biosciences Inc, an indirect wholly-owned subsidiary of Parent (the “Company”). Mr. Nguyen has 15 years of finance experience in the healthcare, banking and private equity industries. From April 2010 to February 2011, Mr. Nguyen was Vice President, Chief Financial Officer of Somaxon Pharmaceuticals, Inc. and from February 2011 held the position of Senior Vice President, Chief Financial Officer until its sale in March 2013. Prior to Somaxon, from March 2009 to January 2010, Mr. Nguyen was Vice President, Chief Financial Officer and Investor Relations at Metabasis Therapeutics, Inc., until its sale in January 2010. Prior to Metabasis, from 2007 to January 2009, Mr. Nguyen was a Vice President in the Healthcare Investment Banking group at Citi Global Markets, Inc. Prior to Citi, from 2004 to 2007, Mr. Nguyen served in a variety of capacities as a healthcare investment banker at Lehman Brothers, Inc. Mr. Nguyen earned his BA in Economics and Psychology from Claremont McKenna College and his MBA from the Anderson School of Management at UCLA.

Pursuant to the Nguyen Offer Letter, Mr. Nguyen will receive an annual base salary of $330,000 and a signing bonus of $25,000. Mr. Nguyen is also eligible to receive an annual incentive cash bonus initially targeted at 40% of his annual base salary. Annual incentive cash bonuses are intended to compensate executives for the achievement of Company goals. Cash bonuses are generally calculated as a percentage of the applicable executive’s base salary with the size of the payment dependent on the extent to which corporate goals and individual performance objectives, as applicable, are achieved.

Additionally, pursuant to the Nguyen Offer Letter, the Company, subject to approval by Parent’s Compensation Committee of its Board of Directors, has agreed to grant Mr. Nguyen a stock option to purchase 180,000 ordinary shares of Parent (the “Nguyen Option Grant”) at an exercise price equal to the closing price of Parent’s ordinary shares as listed on The NASDAQ Global Market on the date of grant, expected to be April 1, 2013, pursuant to Parent’s 2012 Long Term Incentive Plan. The Nguyen Option Grant shall vest as to 25% of the shares upon the one-year anniversary of Mr. Nguyen’s start date with the Company and 1/48th of the shares subject to the grant will vest on each successive month following the one-year anniversary of Mr. Nguyen’s start date, subject to Mr. Nguyen’s continued service to the Company, until vested in full on the fourth anniversary of Mr. Nguyen’s start date.

Mr. Nguyen will also be entitled to the change of control and severance benefits for the “Leadership I” category of the Company’s severance and change in control policies (the “Severance Policies”), as described in Parent’s Current Report on Form 8-K filed with the SEC on March 8, 2013, which is incorporated by reference herein. Mr. Nguyen will further be entitled to certain benefits in connection with his relocation to the Company’s South San Francisco offices.

Appointment of Martin Koller as Chief Medical Officer

On March 25, 2013, Prothena announced the appointment of Dr. Martin Koller, age 62, as its Chief Medical Officer, effective as of March 25, 2013 pursuant to the terms of an employment offer letter, dated March 19, 2013, between Dr. Koller and the Company (the “Koller Offer Letter”). Dr. Koller is a board-certified neurologist with over 20 years of pharmaceutical industry experience in drug development from Phases 1-4 and has been involved with a number of INDs and NDAs in several indications (e.g., Alzheimer’s disease, Multiple Sclerosis, cervical dystonia, pain, anti-epileptics, migraine, stroke, anxiety, depression). Most recently, Dr. Koller served as Chief Medical Officer of Sonexa Therapeutics, Inc., a privately held pharmaceutical company, from September 2009 to February 2013. Prior to Sonexa, Dr. Koller worked at Athena Neurosciences from 1994 to 1996 (when it was acquired by Elan Pharmaceuticals) and then at Elan Pharmaceuticals from 1996 to 2007 where he served as Vice President of Clinical Development from 2002 to 2007 overseeing a national, and then international, drug development group. From 2007 to September 2009, Dr. Koller was an independent consultant to various small and medium sized pharmaceutical and biotechnology companies. Dr. Koller also held past positions at Syntex Corporation and Wyeth Pharmaceuticals, Inc. Dr. Koller earned his BA from Franklin and Marshall College, his MD from the University of Maryland at Baltimore and his MPH with an emphasis in epidemiology from the University of Texas at Houston.

Pursuant to the Koller Offer Letter, Dr. Koller will be a part-time employee, working 75% of full-time service to the Company. He will receive an annual base salary of $255,000 (prorated from a full-time equivalent of $340,000). Dr. Koller is also eligible to receive an annual incentive cash bonus initially targeted at 40% of his annual earned base salary.

Additionally, pursuant to the Koller Offer Letter, the Company, subject to approval by Parent’s Compensation Committee of its Board of Directors, has agreed to grant Dr. Koller a stock option to purchase 125,000 ordinary shares of Parent (the “Koller Option Grant”) at an exercise price equal to the closing price of Parent’s ordinary shares as listed on The NASDAQ Global Market on the date of grant, expected to be April 1, 2013, pursuant to Parent’s 2012 Long Term Incentive Plan. The Koller Option Grant shall vest as to 25% of the shares upon the one-year anniversary of Dr. Koller’s start date with the Company and 1/48th of the shares subject to the grant will vest on each successive month following the one-year anniversary of Dr. Koller’s start date, subject to Dr. Koller’s continued service to the Company, until vested in full on the fourth anniversary of Dr. Koller’s start date.

Dr. Koller will also be entitled to the change of control and severance benefits for the “Leadership II” category of the Severance Policies.

The foregoing descriptions of the material terms of the Nguyen Offer Letter and the Koller Offer Letter are qualified in their entirety by the terms of Exhibits 10.1 and 10.2 to this report, respectively, and are incorporated by reference herein.

A copy of the press release announcing the appointments of Mr. Nguyen and Dr. Koller is filed as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Offer Letter dated March 20, 2013, by and between Prothena Biosciences Inc and Tran Nguyen.

10.2	Offer Letter dated March 19, 2013, by and between Prothena Biosciences Inc and Martin Koller.

99.1	Press Release dated March 28, 2013 announcing financial results.

99.2	Press Release dated March 25, 2013 announcing the appointments of Mr. Nguyen and Dr. Koller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2013	PROTHENA CORPORATION PLC

	By:	/s/ Dale B. Schenk
	Name:	Dale B. Schenk
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter dated March 20, 2013, by and between Prothena Biosciences Inc and Tran Nguyen.

10.2	Offer Letter dated March 19, 2013, by and between Prothena Biosciences Inc and Martin Koller.

99.1	Press Release dated March 28, 2013 announcing financial results.

99.2	Press Release dated March 25, 2013 announcing the appointments of Mr. Nguyen and Dr. Koller.